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                          [DAY & CAMPBELL LETTERHEAD]

05008.004


October 12, 1995


Bikers Dream, Inc.
1420 Village way
Santa Ana, California 92705

   Re:   Registration Statement on Form SB-2
         (SEC Registration No. 33-92294)

Ladies and Gentlemen:

          You have requested our opinion as counsel for Bikers Dream, Inc., a California corporation (the "Company"), as to the matters set forth below in connection with the registration under the Securities Act of 1933 on Form SB-2 (SEC Registration No. 33-92294) of 2,221,117 shares of the Company's Common Stock, without par value (the "Shares"), including 595,000 Shares (the "Option Shares") issuable upon exercise of outstanding options (the "Options").

          We have examined the Company's Registration Statement on Form SB-2 (Registration No. 33-92294) filed with the Securities and Exchange Commission ("Commission") on May 31, 1995 (the "Registration Statement"), and Amendment Number 1 thereto which was filed with the Commission on October 11, 1995. We have also examined the Articles of Incorporation of the Company, as amended, the Bylaws and the minute books of the Company, and such other documents as we deemed pertinent as a basis for the opinion hereinafter expressed.

          Based on the foregoing, it is our opinion that:

          The Shares have been duly authorized and are, or in the case of the Option Shares upon exercise of the respective Options and upon payment therefor will be, legally and validly issued, fully paid and non-assessable.




                               BIKERS DREAM, INC.
                                   FORM SB-2
                                  EXHIBIT 5.1


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Bikers Dream, Inc.
October 12, 1995
Page 2


          We consent to the inclusion of our name in the Registration Statement under the caption "Legal Matters" and the filing of this opinion as an exhibit to the Registration Statement.

                                                   Very truly yours,




                                                   DAY & CAMPBELL


CRC/sp